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                                                            EXHIBIT 10.16


                        PACIFICARE HEALTH SYSTEMS, INC.
                            NONEMPLOYEE DIRECTOR
                       COMPENSATION AND RETIREMENT PLAN


     PacifiCare Health Systems, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this PacifiCare Health Systems, Inc. Nonemployee Director Compensation and Retirement Plan.

1.   PURPOSE OF THE PLAN

     The purpose of this Plan is to enhance the growth, development and financial success of the Company and its ability to attract and retain the services of qualified and experienced Nonemployee Directors by providing such Nonemployee Directors annual cash compensation, retirement benefits and stock options, subject to the conditions and limitations of the Plan.

2.   DEFINITIONS

     When used herein, the following terms shall have the respective meanings set forth below:

     (a) "Affiliate" shall mean any corporation or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Affiliates of the Company shall include UniHealth America and its affiliates.

     (b) "Annual Retainer" means the retainer compensation established by the Board and paid to a qualified Nonemployee Director pursuant to Section 4 hereof.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Board Meeting Fee" shall mean the fee established by the Board and paid to each Nonemployee Director for attending a meeting of any committee of the Board pursuant to Section 5 hereof.

     (e) "Committee Meeting Fee" shall mean the fee established by the Board and paid to each Nonemployee Director for attending a meeting of any committee of the Board pursuant to Section 5 hereof.

     (f) "Company" means PacifiCare Health Systems, Inc., a Delaware corporation, and any successor corporation.

     (g) "Director" means any person who is duly elected or appointed to the Board.

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     (h)  "Employee" means any full-time employee (as defined in Section
31.340(c)-1 of the Internal Revenue Code of 1986, as amended) of the Company or any of its Affiliates.

     (i) "Meeting Fees" shall mean the Board Meeting Fee and the Committee Meeting Fee.

     (j) "Nonemployee Director" or "Participant" means any Director who is not an Employee and who is otherwise eligible to accrue or receive benefits under the Plan.

     (k) "Plan" means the Company's Nonemployee Director Compensation and Retirement Plan as set forth herein, as it may be amended from time to time.

     (l) "Plan Committee" shall mean the committee of the Board of Directors of the Company as defined in Section 3(a) hereof.

     (m) "Retire" or "Retirement" shall mean the termination of service of a Nonemployee Director as a Director by resignation, expiration of office without reelection, or for any other reason except death or removal of the Nonemployee Director for "cause."

     (n) "Retirement Benefits" shall mean the retirement benefits payable to Nonemployee Directors under Section 7 hereof.

     (o) "Stock Options" shall mean options to purchase shares of the Company's common stock granted to Nonemployee Directors under the Company's 1989 Stock Option Plan for Officers and Key Employees and the 1989 Stock Option Plan for Non-Officer Directors.

     (p) "Year(s) of Service" shall mean the number of full years (i.e., 365 days) of service of a Director as a Nonemployee Director for the Company and, prior to November, 1983, for the Company's predecessors, PacifiCare Health Systems, a California corporation, PacifiCare, Inc., a California corporation, and PacifiCare, Inc., a California nonprofit corporation.

3.   ADMINISTRATION OF THE PLAN

     (a) GENERAL ADMINISTRATION; POWERS OF ADMINISTRATION. The Plan shall be generally administered by the Board. The Board may delegate the general administration of the Plan to a committee of the Board (the "Plan Committee"). The Company shall pay all costs of administration of the Plan. The Board or, if applicable, the Plan Committee, shall have and may exercise such powers and authority as may be necessary or appropriate to carry out the administration of the Plan. Without limiting the generality of the foregoing, the Board or, if applicable, the Plan Committee shall have full power and authority (i) to

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determine all questions of fact and law that may arise under the Plan, (ii)
to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Board or, if applicable, the Plan Committee determines are necessary or appropriate, as the case may be, to ensure that the Company complies with all applicable provisions of any federal, state, or local law, including laws relating to the withholding of tax, including both prospective and retroactive changes in tax laws. All interpretations, determinations, and actions by the Board or Plan Committee, as the case may be, shall be final, conclusive, and binding upon all Participants.

     (b)  PLAN COMMITTEE.  The Plan Committee shall consist of at least three
(3) members. The Plan Committee shall only act by a majority vote of its members. The Plan Committee may act either by a vote at a meeting or by memorandum or other written instrument signed by a majority of the Plan Committee members.

     (c) LIABILITY. All actions taken and all interpretations and determinations made by the Board or the Plan Committee, as the case may be, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or the Plan Committee, as the case may be, shall be personally liable for damages, costs or expenses resulting from any action, failure to act, determination or interpretation made in good faith with respect to the Plan and all members of the Board and Plan Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

     (d) NONAPPLICABILITY TO STOCK OPTIONS. Notwithstanding anything contained herein, any action, determination, or interpretation with respect to Stock Options, including, but not limited to, the administration of or grants of Stock Options under the Company's 1989 Stock Option Plan for Officers and Key Employees and the 1989 Stock Option Plan for Non-Officer Directors, as the case may be, shall be governed exclusively by the terms and conditions of said stock option plans.

     (e) COMPENSATION AND RETIREMENT AGREEMENTS. The Board or Plan Committee, as the case may be, in its sole and absolute discretion, shall cause the Company to enter into a written compensation and retirement agreement with each eligible Nonemployee Director which agreement shall be executed by the Nonemployee Director and an authorized Officer of the Company and which shall contain such terms and conditions as the Board or Plan Committee, as the case may be, shall determine, consistent with the Plan. Each such agreement shall expressly incorporate

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by reference the provisions of this Plan (a copy of which shall be made available for inspection by the Participant during normal business hours at the principal office of the Company) and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

4.   ANNUAL RETAINER

     (a) AMOUNT. The amount of the Annual Retainer payable by the Company to each eligible Nonemployee Director other than the Chairman of the Board of the Company shall be $10,000 per year. In recognition of his additional administrative duties and responsibilities, the amount of the Annual Retainer for an eligible Nonemployee Director who is also the Chairman of the Board of the Company shall be equal to one hundred fifty percent (150%) of the Annual Retainer amount payable to all other eligible Nonemployee Directors. The Board may change the amount of the Annual Retainer at any time by a duly adopted resolution.

     (b) ELIGIBILITY. A Nonemployee Director shall be eligible to receive the Annual Retainer only if he or she has been duly elected as a Director and serving in such capacity on April 1 of the particular year for which the Annual Retainer is payable by the Company.

     (c) PAYMENT DATE. Each eligible Nonemployee Director shall be paid the Annual Retainer on April 1 of each year commencing on April 1, 1991.

5.   MEETING FEES

     (1)  AMOUNT.


          (i) The amount of the Board Meeting Fee for eligible Nonemployee Directors other than the Chairman of the Board of the Company shall be $1,000 per Board meeting. In recognition of his additional administrative duties and responsibilities, the amount of the Board Meeting Fee for an eligible Nonemployee Director who is also the Chairman of a Board Committee shall be equal to one hundred fifty percent (150%) of the Board Meeting Fee amount applicable to all other eligible Nonemployee Directors.

          (ii) The amount of the Committee Meeting Fee for eligible Nonemployee Directors other than the Chairman of each respective committee of the Board shall be $750 per Board committee meeting. In recognition of his or her additional administrative duties and responsibilities, the amount of the Committee Meeting Fee for an eligible committee chairman shall be equal to one hundred fifty percent (150%) of the Board Meeting

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Fee amount applicable to all other eligible Nonemployee Directors.

          (iii) The Board may change the amount of the Board Meeting Fee and the Committee Meeting Fee at any time by a duly adopted resolution.

     (b) ELIGIBILITY. A Nonemployee Director shall be eligible to receive a Board Meeting Fee and/or Committee Meeting Fee only if he or she attends the Board meeting or Board committee meeting, as the case may be, to which the Board Meeting Fee or Committee Meeting Fee, as the case may be, applies.

     (c) PAYMENT DATE. Each eligible Nonemployee Director shall be paid the applicable Board Meeting Fee or Committee Meeting Fee, as the case may be, at the commencement of the Board meeting or Board committee meeting to which the Board Meeting Fee or Committee Meeting Fee applies.

6.   DEFERRAL OF ANNUAL RETAINER AND MEETING FEES

     A Nonemployee Director may elect to defer all or a portion of the Annual Retainer or Meeting Fees payable to such Nonemployee Director by the Company.
 In the event that a Nonemployee Director elects to defer all or a portion of the Annual Retainer or Meeting Fees, he or she shall enter into a written agreement with the Company, which agreement shall contain such terms and conditions of the deferral arrangement as the Board or Plan Committee, as the case may be, shall determine, consistent with the Plan.

7.   RETIREMENT BENEFITS

     (a)  ELIGIBILITY.

          (i) Upon Retirement, a Nonemployee Director shall be eligible to receive Retirement Benefits under the Plan if such Nonemployee Director has at least five (5) consecutive Years of Service as a Nonemployee Director (I.E., without any break in service for any reason). The amount and the manner of payment of such Retirement Benefits will be as provided below in
Section 7(c).

          (ii) A Nonemployee Director who serves or has at anytime served (before or after the effective date of the Plan) as any Employee shall not be eligible to receive Retirement Benefits under the Plan if such Nonemployee Director is eligible to receive retirement benefits under a Defined Benefit Plan (as such plans are defined by the Employee Retirement Income Security Act (ERISA)) established by the Company.

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     (b)  DISQUALIFICATION.  A Nonemployee Director shall not be entitled to receive Retirement Benefits under the Plan if he or she is removed for "cause" from the Board even if such Nonemployee Director otherwise satisfies the requirements for receiving Retirement Benefits and even if Retirement Benefits have already accrued.

     (c)  AMOUNT OF RETIREMENT BENEFITS.

          (i) If a Nonemployee Director Retires, the Company shall pay the Nonemployee Director Retirement Benefits equal to the average of the Annual Retainer paid to such Nonemployee Director for the three (3) year period immediately preceding Retirement or the average of the Annual Retainer paid to such Nonemployee Director if the Annual Retainer has been paid by the Company for less than three (3) years. Unless an eligible Nonemployee Director becomes ineligible, disqualified or his or her Retirement Benefits terminate as provided herein, the payment of Retirement Benefits by the Company shall be made annually for the number of Years of Service accumulated by an eligible Nonemployee Director at the time of his Retirement. Each Nonemployee Director shall be fully liable for payment of any local, state or federal income or other taxes associated with the receipt of Retirement Benefits.

          (ii) If a Nonemployee Director Retires and later resumes Nonemployee Director status, payments of Retirement Benefits shall be automatically suspended as of the date of resumption of Nonemployee Director status and until such time as the Nonemployee Director again Retires and is eligible to receive Retirement Benefits. If the Nonemployee Director again Retires, the Company shall pay the Nonemployee Director Retirement Benefits equal to the average Annual Retainer paid to such Nonemployee Director for the immediately preceding three (3) year period, or the average of the Annual Retainer paid to such Nonemployee Director if such has been paid for less than three (3) years, provided such Nonemployee Director remains eligible to receive Retirement Benefits. Unless an eligible Nonemployee Director becomes ineligible, disqualified or his or her Retirement Benefits terminate as provided herein, payment of Retirement Benefits shall be made by the Company annually for the number of Years of Service accumulated by the Nonemployee Director (less any period of time for which payments of Retirement Benefits were previously made under the Plan) at the time of his or her Retirement, including Years of Service which may have accrued since the resumption of Nonemployee Director as a Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a Director or in any other capacity, or as limiting, interfering with or otherwise affecting the right to terminate a

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Participant in his or her capacity as a Director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a Participant under the Plan.

10.  COMPLIANCE WITH GOVERNMENT REGULATIONS

     Neither the Plan nor the Company shall be obligated to make any payments pursuant to the Plan at any time unless and until all applicable requirements under federal and state laws, rules, and regulations, or by any regulatory agencies, have been fully met.

11.  NONTRANSFERABILITY OF RIGHTS

     No Participant may assign the right to receive Retirement Benefits under the Plan or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge, or charge of any nature to be imposed on any such right or interest.

12.  AMENDMENT AND TERMINATION OF PLAN

     The Board shall have the power, in its discretion, to amend, suspend, or terminate the Plan at any time, provided that no amendment, suspension, or termination of the Plan will, without the consent of the Participant, alter, terminate, or reduce any benefits which have accrued under the Plan, unless such amendment, suspension, or termination is required by applicable law.

13.  GOVERNING LAW

     The laws of the State of Delaware shall govern and control the interpretation and application of the terms of the Plan.

14.  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan will become effective as of April 1, 1991. Nonemployee Directors who have Retired prior to such date shall not be entitled to receive Retirement Benefits under the Plan.

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